Exhibit 10.2

DEFERRED COMPENSATION AGREEMENT
BETWEEN
GLOBAL PARTNERS LP AND THOMAS A. MCMANMON

This (the “Agreement”) is entered into between Global GP LLC on behalf of Global Partners LP (the “Company”) and Thomas A. McManmon, Jr.  (the “Executive”), effective as of July 1, 2006 (the “Effective Date”).

WHEREAS, the Executive presently serves as Executive Vice-President and Chief Financial Officer of the Company and upon the Effective Date Executive will cease to hold such position but will continue to provide valuable services to the Company; and

WHEREAS, in consideration of past and future services performed by the Executive, the Company agrees to provide deferred and other compensation to the Executive, payable in the amounts and on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises made herein, the Executive and the Company hereby agree as follows:

1.     Deferred Compensation.  The Company agrees to pay to the Executive deferred compensation on the following terms and conditions.

1.1   The Company shall pay to the Executive the sum of $85,000 per year (the “Deferred Compensation”) in equal monthly installments of $7,083.33, subject to applicable withholding, on the first business day of each month for 15 years (180 months) commencing on October 1, 2010, subject to earlier termination as provided in this Agreement.

1.2   The Deferred Compensation shall be forfeited in its entirety in the event that the Company terminates the Executive’s employment for Cause or the Executive terminates his employment for any reason other than death or Disability prior to September 1, 2010.  On and after the date on which Deferred Compensation payments commence hereunder, the Company may terminate its obligations under this Agreement only for Cause.

1.3   In the event that the Executive dies prior to having received the aggregate amount of the Deferred Compensation payable under this Section 1, the Company shall pay to his Beneficiary a single lump sum payment in an amount equal to the present value of the remaining payments that would have been paid to the Executive had he not died.  Such single lump sum payment shall calculated by applying a discount rate equal to 120% of the “applicable federal rate” as determined by the Internal Revenue Service for purposes of Section 1274(d) of the Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provision) which applies to the month in which such payment is made, compounded annually (short-term, mid-term or long-term, as applicable), taking into account the remaining payments through the end of the payment term.

1.4   Confidential Information and Restricted Activities.  The Executive will be subject to the terms and conditions relating to confidential information, non-solicitation and non-competition set forth in Exhibit A, which is incorporated into this Agreement by reference.

2.     Definitions.  For purposes of this Agreement, the following definitions apply:

3.1   “Affiliates” means all Persons directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise.

3.2   “Beneficiary” means the Person or Persons designated by the Executive in writing to receive the payment of Deferred Compensation in the event of the Executive’s death.  The form of Beneficiary designation is attached to this Agreement as Exhibit B.  Any Beneficiary designation shall be effective only upon actual receipt by the Company.

3.3   “Cause” means Executive (a) commits any serious or repeated breach of any of his obligations under this Agreement after notice from the Company and a reasonable opportunity to cure, (b) is guilty of egregious misconduct which, in the reasonable opinion of the Board of Directors of the Company, has damaged or will damage the business or affairs of the Company, (c) is convicted or pleads no contest to a felony of moral turpitude or a felony the nature of which would reasonably be expected to have a material adverse financial impact on the Company or its affiliates.

3.4   “Disability” means that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or if he is determined to be totally disabled by the Social Security Administration, or if he is determined to be disabled in accordance with the long-term disability plan, if any, of the Company in which the Executive participates.

3.5   “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization, other than the Company or any of its Affiliates.

4.     Amendment and Termination.  This Agreement may be amended or terminated only with the mutual written consent of the Company and the Executive.

5.     Unsecured Promise to Pay.  This Plan constitutes an unfunded and non-qualified deferred compensation arrangement between the Company and the Executive.  Neither the Executive nor any other person shall have any interest in any specific asset or assets of the Company by reason of any obligations hereunder nor any rights to payment of any Deferred Compensation except as expressly provided hereunder.  The rights of the Executive and any designated beneficiary are unsecured and shall be subject to the creditors of the Company.

6.     Incapacity.  If the Company shall receive evidence satisfactory to it that Executive or any Beneficiary entitled to receive any benefit under this Agreement is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such person, the Company may make payment(s) of benefits otherwise payable to the Executive or Beneficiary, as the case may, to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

7.     Spendthrift Provision.  The Deferred Compensation shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charges and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any portion of any such right hereunder be in any manner payable to any assignee, receiver or trustee, or be liable for such person’s debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach.

8.     Notices.  For purposes of this Plan, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service, addressed to the Executive at the home address set forth in the Company’s to the Company at its principal place of business (attention: General Counsel) or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of charge of address shall be effective only upon receipt.

9.     Successors and Assigns.  This Agreement shall be applicable to, and shall inure to the benefit of, the Company and their successors and assigns and to the Executive and his heirs, executors, administrators and personal representatives.

10.   Governing Law.  This Agreement shall continue in effect after termination of my employment and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

11.   Consent to Jurisdiction.  In the event of any alleged breach of this Agreement which the parties are unable to settle by mutual consultation, the Company and the Executive hereby consent and submit to arbitration. Such arbitration shall take place in Boston, Massachusetts, unless the parties otherwise mutually agree in writing, in accordance with the employment rules under of American Arbitration Association (“AAA”) and under the laws of The Commonwealth of Massachusetts.  Unless otherwise required by law, the parties hereby agree to proceed before one impartial arbitrator selected by mutual agreement of the parties.  Any demand for arbitration hereunder shall be filed within a reasonable time after the controversy or claim has arisen, but in no event later than the date when the institution of legal or equitable proceedings based on the claim would be barred by the statute of limitations under applicable law.  This arbitration provision may be specifically enforced in any court of competent jurisdiction.  Judgment upon the award rendered by the arbitrator(s) may be entered in the federal and state courts in and of The Commonwealth of Massachusetts.

12.   Remedies.  The Company and the Executive agree that forfeiture of the Deferred Compensation shall serve as liquidated damages in the event that the Executive breaches any of the provisions of this Agreement.  The parties acknowledge that actual damages will be difficult to ascertain and that such liquidated damages represent the best estimate of such damages.

13.   Waiver of Breach.  The waiver by the Company or the Executive of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

14.   Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement this 17th day of August, 2006.

/s/ Thomas A. McManmon, Jr.
Thomas A. McManmon, Jr.

GLOBAL PARTNERS LP

By:	GLOBAL GP LLC, its General Partner

/s/ Eric Slifka

	Name:	Eric Slifka
	Title:	President & CEO

EXHIBIT A

CONFIDENTIALITY AND RESTRICTED ACTIVITIES

Confidentiality

1.          During the course of the Executive’s employment with the Company, he has and will learn of Confidential Information, as defined below, and he may develop Confidential Information on behalf of the Company.  Executive agrees that he will not use or disclose to any Person (except as required by applicable law or for the proper performance of your regular duties and responsibilities for the Company) any Confidential Information obtained by him incident to his employment or any other association with the Company or any of its Affiliates.  Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

2.          All documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its Affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by Executive shall be the sole and exclusive property of the Company. Executive agrees to safeguard all Documents and to surrender to the Company, at the time his employment terminates or at such earlier time or times as the CEO or his designee may specify, all Documents then in his possession or control.

Non-Solicitation

3.          During Executive’s employment, and until the date on which the Executive attains age 75, Executive will not and will not assist anyone else to (i) hire or attempt to hire any employee of the Company, and (ii) encourage any employee of the Company to discontinue employment or any former employee to become employed in any business directly or indirectly competitive with the Company’s business; provided, however, that Executive may hire or attempt to hire any administrative assistant or secretary who does not, and has not, acted in any managerial or executive capacity with the Company.

Non-Competition

4.          During Executive’s employment and until the date on which the Executive attains age 72, except as otherwise agreed to by the Company in writing, the Executive shall be prohibited from working (as an employee, consultant, advisor, director or otherwise) for, engaging in or acquiring or investing in any business having assets engaged in the following businesses (the “Restricted Businesses”) in New England and other jurisdictions in which the Company is conducting business (“Restricted Geography”):  (i) wholesale marketing, sale, distribution and transportation (other than transportation by truck) of refined petroleum products; (ii) the storage of refined petroleum products in connection with any of the activities described in (i); and (iii) bunkering in connection with refined petroleum products.  For purposes of this non-competition agreement, the geographic scope of the Restricted Geography shall be New England and those other jurisdictions in which the Company is conducting business at any time from the date hereof through and including August 31, 2010.   Notwithstanding any provision of this paragraph to the contrary, the Executive may (x) own up to 3% of a publicly traded entity that is engaged in one or more of the Restricted Businesses and (y) with the prior consent of the Company, may serve as a director of an entity that is engaged in one or more of the Restricted Businesses.

Special Definitions

5.    For purposes of this Exhibit A, “Confidential Information” means any and all information of the Company and its Affiliates that is not generally available to the public. Confidential Information also includes any information received by the Company or any of its Affiliates from any Person with any understanding, express or implied, that it will not be disclosed.  Confidential Information does not include information that enters the public domain, other than through the Executive’s breach of his obligations under this Agreement.

Enforceability

6.          If any provision of this Exhibit A should, for any reason, be held invalid or unenforceable in any respect, including, but not limited to, a determination that such provision is unenforceable by reason of it being extended over too great a time, too large a geographic area, or too great a range of activities, it shall not affect any other provisions and shall be construed by limiting it so as to be enforceable to the maximum extent compatible with applicable law.

EXHIBIT B

DESIGNATION OF BENEFICIARY

The Executive may designate one or more beneficiaries to receive any amount Deferred Compensation that remains payable at your death. If your Designated Beneficiary survives you, but dies before receiving the payment to which he or she is entitled, the remainder will be paid to the Designated Beneficiary’s estate, unless you specifically elect otherwise in your Designation of Beneficiary form.

The Executive may indicate the names not only of one or more primary Designated Beneficiaries but also the names of secondary beneficiaries who would receive payment of the Deferred Compensation in the event the none of the primary beneficiary or beneficiaries are alive at your death.  In the case of each Designated Beneficiary, give his or her name, address, relationship to you, and the percentage of your Deferred Compensation that he or she is to receive.  You may change your Designated Beneficiaries at any time, without their consent, by filing a new Designation of Beneficiary form with the Secretary of the Funds.

* * * * * * * * * * * * *

I, Thomas A. McManmon, Jr., hereby designates the person or persons listed below to receive any amount of Deferred Compensation that remains payable to me in the event of my death, pursuant to the agreement dated [date] between me and Global Partners LP.  This designation of beneficiary shall become effective upon its delivery to the General Counsel of the Company prior to my death, and revokes any designation(s) of beneficiary previously made by me.  I reserve the right to revoke this designation of beneficiary at any time without notice to any beneficiary.

I hereby name the following as primary Designated Beneficiaries:

Name	Relationship	Percentage		Address

%

Name	Relationship	Percentage		Address

%

Name	Relationship	Percentage		Address

%

Name	Relationship	Percentage		Address

%

In the event that one or more of the primary Designated Beneficiaries predeceases me, his or her share shall be allocated pro rata among the surviving primary Designated Beneficiaries based on the allocation percentage listed above.  I hereby name the following as secondary Designated Beneficiaries, in the event that no primary Designated Beneficiary survives me:

Name	Relationship	Percentage		Address

%

Name	Relationship	Percentage		Address

%

Name	Relationship	Percentage		Address

%

Name	Relationship	Percentage		Address

%

In the event that no primary Designated Beneficiary survives me and one or more of the secondary Designated Beneficiaries predeceases me, his or her share shall be allocated pro rata among the surviving secondary Designated Beneficiaries based on the allocation percentage listed above.

(Witness)	(Signature of Thomas A. McManmon, Jr.)

Date:	Date: